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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JUNE 9, 2003




                        UNIFIED FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                      0-22629                     35-1797759
   (State or other               (Commission File             (I.R.S. Employer
    jurisdiction of                  Number)                  Identification
 organization) Number)



           2424 HARRODSBURG ROAD
            LEXINGTON, KENTUCKY                                 40503
 (Address of principal executive offices)                     (Zip Code)



       Registrant's telephone number, including area code: (859) 296-2016





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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On June 9, 2003, Unified Financial Services, Inc., a Delaware corporation (the "Company"), entered into a Stock Purchase Agreement (the "Purchase Agreement") by and between the Company and Blue River Bancshares, Inc., an Indiana corporation ("Blue River"). Pursuant to the Purchase Agreement, Blue River would acquire all of the outstanding shares of capital stock of the Company's wholly-owned banking subsidiary, Unified Banking Company, for $8.2 million in cash. The consummation of the transaction is contingent upon various contingencies and conditions set forth in the Purchase Agreement, including, without limitation, approval of the Purchase Agreement by the stockholders of the Company, regulatory approvals and completion by Blue River of certain financing arrangements for the transaction. The transaction is expected to close in the fourth quarter of 2003.

     The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which is filed as Exhibit 2 hereto and is incorporated herein by reference. On June 9, 2003, the Company and Blue River issued a joint press release announcing that the Company and Blue River had entered into the Purchase Agreement. The joint press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (c) Exhibits. See Exhibit Index.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 9, 2003

                                        UNIFIED FINANCIAL SERVICES, INC.



                                         By: /s/ David F. Morris
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                                         David F. Morris, Senior Vice President




















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                                  EXHIBIT INDEX


Exhibit                            Description
-------                            -----------

    2 Stock Purchase Agreement, dated June 9, 2003, by and between Unified Financial Services, Inc. and Blue River
                  Bancshares, Inc.

   99             Joint Press Release, dated June 9, 2003




















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